Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 28, 1998 on our audit of the financial statements of 800 Travel Systems, Inc. as of December 31, 1997 and for the year ended December 31, 1997 included in 800 Travel Systems, Inc.'s Form 10-KSB for the year ended December 31, 1998, and to all references to our Firm included in this Registration Statement.

                                       KILLMAN, MURRELL & COMPANY, P.C.


                                       /s/ Killman, Murrell & Company, P.C.

Dallas, Texas
Dated: May 7, 1999